EXHIBIT 4.8





                          NOTE PURCHASE AGREEMENT

                        Dated as of November 2, 2000

                                   Among

                             US AIRWAYS, INC.,

                    STATE STREET BANK AND TRUST COMPANY
                   OF CONNECTICUT, NATIONAL ASSOCIATION,
                 as Pass Through Trustee under each of the
                       Pass Through Trust Agreements

                    STATE STREET BANK AND TRUST COMPANY
                   OF CONNECTICUT, NATIONAL ASSOCIATION,
                           as Subordination Agent

                 FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                              as Escrow Agent

                                    and

                    STATE STREET BANK AND TRUST COMPANY
                   OF CONNECTICUT, NATIONAL ASSOCIATION,
                              as Paying Agent




                      INDEX TO NOTE PURCHASE AGREEMENT

                                                                      Page
SECTION 1.     Definitions.............................................3
SECTION 2.     Financing of New Aircraft...............................3
SECTION 3.     Conditions Precedent....................................8
SECTION 4.     Representations and Warranties..........................9
SECTION 5.     Covenants..............................................15
SECTION 6.     Notices................................................17
SECTION 7.     Expenses...............................................18
SECTION 8.     Further Assurances.....................................19
SECTION 9.     Miscellaneous..........................................19
SECTION 10.    Governing Law..........................................20

                                 SCHEDULES

Schedule I    New Aircraft and Scheduled Closing Months
Schedule II   Trust Supplements
Schedule III  Deposit Agreements
Schedule IV   Escrow and Paying Agent Agreements
Schedule V    Mandatory Document Terms
Schedule VI   Mandatory Economic Terms
Schedule VII  Aggregate Amortization Schedule

                                   ANNEX

Annex A       Definitions

                                  EXHIBITS

Exhibit A-1A   Form of Basic Leased Aircraft Participation Agreement
Exhibit A-1B   Form of Special Leased Aircraft Participation Agreement
Exhibit A-2A   Form of Basic Lease
Exhibit A-2B   Form of Special Lease
Exhibit A-3A   Form of Basic Leased Aircraft Indenture
Exhibit A-3B   Form of Special Leased Aircraft Indenture
Exhibit A-4    Form of Leased Aircraft Purchase Agreement Assignment
Exhibit A-5A   Form of Basic Trust Agreement
Exhibit A-5B   Form of Special Trust Agreement
Exhibit A-6    Form of Leased Aircraft French Pledge Agreement
Exhibit B      Form of Closing Notice
Exhibit C-1    Form of Owned Aircraft Participation Agreement
Exhibit C-2    Form of Owned Aircraft Indenture
Exhibit C-3    Form of Owned Aircraft Purchase Agreement Assignment
Exhibit C-4    Form of Owned Aircraft French Pledge Agreement



                          NOTE PURCHASE AGREEMENT


               This NOTE PURCHASE AGREEMENT, dated as of November 2, 2000, among (i) US Airways, Inc., a Delaware corporation (the "Company"), (ii) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under the Pass Through Trust Agreement (as defined below), (iii) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (iv) First Security Bank, National Association, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent"), under the Escrow and Paying Agent Agreement (as defined below) and (v) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under the Escrow and Paying Agent Agreement.

                            W I T N E S S E T H:

               WHEREAS, US Airways Group, Inc. ("Group") has obtained commitments from the Seller pursuant to the Aircraft Purchase Agreement for the delivery of the twenty-three (23) aircraft listed in Schedule I hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the "New Aircraft");

               WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for a portion of the financing of the New Aircraft;

               WHEREAS, the Company has entered into the Underwriting Agreement dated as of October 26, 2000 (the "Underwriting Agreement") with the several underwriters (the "Underwriters") named therein, which provides that the Company will cause the Pass Through Trustee of the Class G Trust to issue and sell the Class G Certificates to the Underwriters;

               WHEREAS, the Company has entered into a Class C Certificate Purchase Agreement, dated as of October 26, 2000 (the "Class C Purchase Agreement") with Airbus Industrie Financial Services ("AIFS") which provides that the Company will cause the Trustee of the Class C Trust to issue and sell Class C Certificates to AIFS;

               WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agent and the Depositary entered into the Deposit Agreements set forth in Schedule III hereto (the "Deposit Agreements") whereby the applicable Escrow Agent agreed to direct the Underwriters and AIFS to make certain deposits referred to therein on the Issuance Date (the "Initial Deposits") and to permit the applicable Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "Deposits") and (ii) the Pass Through Trustees, the Underwriters, AIFS, the Paying Agents and the Escrow Agents entered into the Escrow and Paying Agent Agreements set forth in Schedule IV hereto (the "Escrow and Paying Agent Agreements") whereby, among other things, (a) the Underwriters and AIFS agreed to deliver an amount equal to the amount of the Initial Deposits to the applicable Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the applicable Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;

               WHEREAS, the Company will determine whether to enter into a leveraged lease transaction as lessee with respect to such New Aircraft (a "Leased Aircraft") or to issue secured equipment notes in order to finance such New Aircraft (an "Owned Aircraft") and will give to the Pass Through Trustee a Closing Notice (as defined below) specifying its election;

               WHEREAS, upon receipt of a Closing Notice with respect to a New Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such New Aircraft;

               WHEREAS, on the Closing Date under the applicable Financing Agreements, each Pass Through Trustee will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust;

               WHEREAS, concurrently with the execution and delivery of this Agreement, (i) Morgan Stanley Capital Services Inc. (the "Liquidity Provider"), has entered into two (2) revolving credit agreements (each, a "Liquidity Facility"), one each for the benefit of the Certificate Holders of each Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust and (ii) the Pass Through Trustees, the Liquidity Provider, the Policy Provider (as defined below) and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement"); and

               WHEREAS, concurrently with the execution and delivery of this Agreement, MBIA Insurance Corporation (the "Policy Provider") has entered into the Insurance and Indemnity Agreement (the "Policy Provider Agreement"), with the Company and the Subordination Agent, as agent and trustee for the Pass Through Trustee of the Class G Trust on behalf of the Class G Trust, and the Policy Provider has issued the financial guarantee insurance policy (the "Policy") provided for therein for the benefit of the Class G Certificate Holders.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

               Section 1. Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.

               Section 2. Financing of New Aircraft. (a) The Company confirms that Group has entered into the Aircraft Purchase Agreement with the Seller pursuant to which Group has agreed to purchase, and the Seller has agreed to deliver, the New Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement. Group may, prior to the scheduled delivery date for the New Aircraft, assign the right to purchase the New Aircraft to the Company. The Company agrees that the New Aircraft will be financed in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

                      (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, each Depositary, the Policy Provider and each of the Rating Agencies not less than two (2) Business Day's prior notice (a "Closing Notice") of the scheduled closing date (the "Scheduled Closing Date") (or, in the case of a Substitute Closing Notice under
Section 2(f) or (g) hereof, one (1) Business Day's prior notice) of a financing in respect of each New Aircraft, which notice shall:

                            (i) specify whether the Company has elected to treat such New Aircraft as a Leased Aircraft or an Owned Aircraft;

                            (ii) specify the Scheduled Closing Date on which the financing therefor in the manner provided herein shall be consummated, which Scheduled Closing Date shall be within one hundred eighty (180) days of the delivery of such New Aircraft from the Seller to the Company or Group (or, with Rating Agency Confirmation, a longer period following delivery of such New Aircraft from Seller to the Company or Group, but in no event on or after the Cut-Off Date) and prior to the Cut-Off Date;

                            (iii) instruct the Pass Through Trustees to instruct each Escrow Agent to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued in connection with the financing of such New Aircraft;

                            (iv) instruct the Pass Through Trustees to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Scheduled Closing Date specified in such Closing Notice and to perform its obligations thereunder;

                            (v) specify the aggregate principal amount of each series of Equipment Notes to be issued, and purchased by the Pass Through Trustees, in connection with the financing of such New Aircraft on such Scheduled Closing Date (which shall in all respects comply with the Mandatory Economic Terms); and

                            (vi) if such New Aircraft is to be a Leased
        Aircraft, certify that the related Owner Participant (A) is not an Affiliate of the Company and (B) based on the representations of such Owner Participant, is either (1) a Qualified Owner Participant or (2) any other person the obligations of which under the Owner Participant Documents (as defined in the applicable Participation Agreement) are guaranteed by a Qualified Owner Participant.

Notwithstanding the foregoing, in the event the Scheduled Closing Date for any Aircraft to be financed pursuant to the terms hereof is on or within 3 Business Days following the date of issuance of the Certificates, the Closing Notice therefor may be delivered to the parties hereto on such Scheduled Closing Date.

                      (c) Upon receipt of a Closing Notice, the Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement specified in such Closing Notice, provided, however, that such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement shall be in either the "basic" or "special" forms thereof annexed hereto in all material respects with such changes therein as shall have been requested by the Company or the related Owner Participant (in the case of Lease Financing Agreements), and agreed to by the Company and, if modified in any material respect, as to which prior written consent of the Policy Provider shall have been obtained and as to which Rating Agency Confirmation shall have been obtained from each Rating Agency by the Company (to be delivered by the Company to the applicable Pass Through Trustee and the Policy Provider on or before the relevant Closing Date, it being understood that if Policy Provider consent and Rating Agency Confirmation shall have been received with respect to any Financing Agreements and such Financing Agreements are utilized for subsequent New Aircraft (or Substitute Aircraft) without material modifications, no additional Policy Provider consent or Rating Agency Confirmation shall be required); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto). Notwithstanding the foregoing, if any Financing Agreement annexed hereto shall not have been reviewed by either Rating Agency prior to the Issuance Date, then, prior to the use thereof in connection with the financing of any Aircraft hereunder, the Company shall obtain from each Rating Agency a confirmation that the use of such Financing Agreement would not result in (A) a reduction of the rating for any class of certificates below the then current rating for such class of certificates, without regard to the Policy or (B) a withdrawal or suspension of the rating of any class of certificates, in each case, without regard to the Policy.

                      (d) With respect to each New Aircraft, the Company shall cause State Street Bank and Trust Company of Connecticut, National Association (or such other person that meets the eligibility requirements to act as loan trustee under the Leased Aircraft Indenture or Owned Aircraft Indenture) to execute as Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of either Rating Agency or of the Policy Provider, the Company shall deliver or cause to be delivered to each Rating Agency or the Policy Provider, as the case may be, a true and complete copy of each Financing Agreement relating to the financing of each New Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.

                      (e) If after giving any Closing Notice, there shall be a delay in the delivery of a New Aircraft, or if on the Scheduled Closing Date of a New Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto and the Policy Provider prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto and the Policy Provider a substitute Closing Notice specifying the date (the "Substitute Closing Date") to which the applicable financing shall have been re-scheduled (which shall be a Business Day before the earlier of (x) the 180th day following the delivery of the Aircraft from the Seller to the Company or Group, as the case may be (or, with Rating Agency Confirmation, a longer period following delivery of such New Aircraft from Seller to the Company or Group) and (y) the Cut-Off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the Deposit Agreements to enable each Pass Through Trustee to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, the Pass Through Trustee shall comply with its obligations under Section 5.01(b) of the applicable Trust Supplement and thereafter the financing of the relevant New Aircraft shall take place on the Substitute Closing Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.

                      (f) Anything in this Section 2 to the contrary notwithstanding, the Company shall have the right at any time on or before the Scheduled Closing Date of any New Aircraft, and subsequent to its giving a Closing Notice therefor, to postpone the Scheduled Closing Date of such New Aircraft so as to enable the Company to change its election to treat such New Aircraft as a Leased Aircraft or an Owned Aircraft by written notice of such postponement to the other parties hereto. The Company shall subsequently give the parties hereto and the Policy Provider a substitute Closing Notice complying with the provisions of Section 2(b) hereof and specifying the new Closing Date for such postponed New Aircraft (which shall be a Business Day occurring before the earlier of (x) the 180th day following the delivery of the Aircraft from the Seller to the Company or Group, as the case may be (or, with Rating Agency Confirmation, a longer period following delivery of such New Aircraft from Seller to the Company or Group) and (y) the Cut-Off Date and on which the Escrow Agents shall be entitled to withdraw Deposits under each of the Deposit Agreements sufficient to enable the applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the re-scheduled Closing Date therefor except the re-scheduled Closing Date shall be deemed the Closing Date of such New Aircraft for all purposes of this Section 2.

                      (g) If the delivery date for any New Aircraft under the Aircraft Purchase Agreement is delayed for more than 30 days beyond the month scheduled for delivery or beyond July 1, 2001, the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (together with the substitute aircraft referred to in the next sentence, a "Substitute Aircraft"): (i) a Substitute Aircraft for any Airbus Model A319, A320 or A321 aircraft must be an Airbus Model A319, A320 or A321 aircraft, respectively, delivered by the Seller to the Company after June 30, 2000 and (ii) the Company shall be obligated to obtain prior written consent of the Policy Provider and to obtain Rating Agency Confirmation in respect of the replacement of any New Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the New Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such New Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such New Aircraft.

                      (h) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any New Aircraft or Substitute Aircraft, other than the Company's obligation, if any, to pay the Deposit Make-Whole Amount pursuant to Section 5(a)(i) of this Agreement.

                      (i) The parties agree that if, in connection with the delivery of a New Aircraft or Substitute Aircraft, any Owner Participant who is to be a party to any Lease Financing Agreements shall not be a "citizen of the United States" within the meaning of Section 40102(a)(15) of the Act, then the applicable Lease Financing Agreements shall be modified, consistent with the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto), to require such Owner Participant to enter into a voting trust, voting powers or similar arrangement satisfactory to the Company that (A) enables such New Aircraft or Substitute Aircraft to be registered in the United States and (B) complies with the FAA regulations issued under the Act applicable thereto.

                      (j) Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement.

                      (k) Anything herein to the contrary notwithstanding, the Company and Group shall each have the right to accept delivery of a New Aircraft under the Aircraft Purchase Agreement on the delivery date therefor under the Aircraft Purchase Agreement; provided that the Company shall in any event, give the parties hereto a Closing Notice specifying a Scheduled Closing Date not later than one hundred eighty (180) days after the delivery of such New Aircraft under the Aircraft Purchase Agreement (or, with Rating Agency Confirmation, a longer period following delivery of such New Aircraft from Seller to the Company or Group) and before the Cut-Off Date and otherwise complying with the provisions of Section 2(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the new Scheduled Closing Date therefor except (i) the Scheduled Closing Date shall be deemed to be the Closing Date of such New Aircraft for all purposes of this
Section 2 and (ii) the related Financing Agreements shall be amended to reflect the original delivery date of such New Aircraft to the Company.

               Section 3. Conditions Precedent. The obligation of the Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Closing Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

                      (a) no Triggering Event shall have occurred;

                      (b) the Company shall have delivered a certificate to each of the Pass Through Trustees, the Policy Provider and each of the Liquidity Providers stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms (as such Mandatory Document Terms may be modified in accordance with Schedule V hereto) and (ii) any substantive modification of such Financing Agreements from the forms of such Financing Agreements attached to this Agreement do not materially and adversely affect the Policy Provider or the Certificate Holders, and such certification shall be true and correct;

                      (c) a copy of the Rating Agency Confirmation and Policy Provider consent, if any, required under Section 2 shall have been delivered to the Pass Through Trustees; and

                      (d) in the case of the Class C Trust, on any Closing Date that occurs at a time when AIFS is the record or beneficial owner of any Class C Certificate, the Class C Trustee shall have received a certificate signed by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, to the effect that (i) all of the conditions precedent set forth in Section 6 the Aircraft Financing Letter Agreement have been satisfied, (ii) no "Termination Event" has occurred under Section 7 of the Aircraft Financing Letter Agreement and (iii) the terms and conditions of such Participation Agreement and the related Operative Documents comply with the provisions of Section 13 of the Purchase Agreement.

               Anything herein to the contrary notwithstanding, the obligation of each of the Pass Through Trustees to purchase Equipment Notes shall terminate on the Cut-Off Date. In addition, the obligation of the Pass Through Trustee of the Class C Trust to purchase the related series of Equipment Notes shall terminate on the date on which a "Termination Event" under the Aircraft Financing Letter Agreement occurs, if on such date AIFS is the record or beneficial owner of any Class C Trust Certificate.

               Section 4. Representations and Warranties.

                      (a) The Company represents and warrants on the date hereof and on each Closing Date that:

                            (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" as defined in
        Section 40102(a)(15) of the Act and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;

                            (ii) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound;

                            (iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity; and

                            (iv) if a certificate is required to be
        delivered under Section 3(d), the statements contained therein are true and correct.

                      (b) State Street Bank and Trust Company of
Connecticut, National Association represents and warrants on the date hereof and on each Closing Date that:

                            (i) State Street Bank and Trust Company of
        Connecticut, National Association is duly incorporated, validly existing and in good standing under the laws of the State of Connecticut and is a "citizen of the United States" as defined in
        Section 40102(a)(15) of the Act, and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;

                            (ii) the execution and delivery by State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                            (iii) this Agreement constitutes the legal, valid and binding obligation of State Street Bank and Trust Company of Connecticut, National Association, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                      (c) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section
5.04 of each of the Trust Supplements are true and correct as of the date hereof.

                      (d) The Subordination Agent represents and warrants as of the date hereof and as of each Closing Date that:

                            (i) the Subordination Agent is duly organized, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;

                            (ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

                            (iii) none of the execution, delivery and performance by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

                            (iv) neither the execution and delivery by the Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;

                            (v) there are no Taxes payable by the
        Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement, any of the Liquidity Facilities, the Policy or the Policy Provider Agreement), and there are no Taxes payable by the Subordination Agent imposed by the United States or the State of Connecticut or any political subdivision of either in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement, any of the Liquidity Facilities, the Policy or the Policy Provider Agreement); and

                            (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.

                      (e) The Escrow Agent represents and warrants as of the date hereof and as of each Closing Date that:

                            (i) the Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "Escrow Agent Agreements") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

                            (ii) the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                            (iii) each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

                      (f) The Paying Agent represents and warrants as of the date hereof and of each Closing Date that:

                            (i) the Paying Agent is duly organized,
        incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and Escrow and Paying Agent Agreement (collectively, the "Paying Agent Agreements") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

                            (ii) the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

                            (iii) each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

               Section 5. Covenants. (a) The Company covenants with each of the other parties hereto that:

                            (i) on the date that the Depositary is
        obligated to pay the amount of the Final Withdrawal to the Paying Agent pursuant to a Deposit Agreement relating to any Trust, the Company shall pay to the Pass Through Trustee of such Trust no later than 1:00 p.m. (New York time) an amount equal to the Deposit Make-Whole Premium, if any, required to be paid in respect of such Final Withdrawal amount;

                            (ii) subject to Section 5(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;

                            (iii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle (i) in the case of Leased Aircraft, the Owner Trustee and the Loan Trustee to the rights afforded to lessors of aircraft equipment under Section 1110 and (ii) in the case of Owned Aircraft, the Loan Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;

                            (iv) Section 7(e) of the Owned Aircraft
        Participation Agreement Form and Section 7(v) of the Basic Leased Aircraft Participation Agreement Form are hereby incorporated by reference herein;

                            (v) the Company agrees to provide written notice to each of the parties hereto and the Policy Provider of the occurrence of the Cut-Off Date no later than one Business Day after the date thereof;

                            (vi) with respect to Owned Aircraft, the Company agrees to provide each Rating Agency and the Policy Provider with prompt written notice of any lease by the Company of any Aircraft for a lease period of more than one (1) year;

                            (vii) [Reserved]

                            (viii) If the Depositary's short-term rating shall at any time fall below the Depositary Threshold Rating from either Moody's or Standard & Poor's, the Company shall, within 60 days of such event occurring, cause the Depositary to be replaced with a depository bank (a "Replacement Depositary") on the following terms and preconditions:

                                     (1) the Replacement Depositary must
        be one that either (x) meets the Depositary Threshold Rating or (y) with respect to which the Company shall have obtained written confirmation from each Rating Agency that such Replacement Depositary will not cause a reduction of any rating then in effect for any class of certificates by such Rating Agency (without regard to any downgrading of any rating of the Depositary being replaced and without regard to the Policy) and, in either case, the Company shall have obtained written confirmation from each Rating Agency that such replacement will not cause a reduction or withdrawal of any rating then in effect for any class of certificates by such Rating Agency (without regard to any downgrades of any rating of the Depositary being replaced and without regard to the Policy);

                                     (2) the Company shall pay all fees,
        expenses and other amounts then owing to the replaced Depositary; and

                                     (3) the Company shall cause the each
        Escrow Agent and the Replacement Depositary to enter into separate Replacement Deposit Agreements for each class of certificates and shall cause the Replacement Depositary to deliver to the Company, the Policy Provider and each Rating Agency legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreements being replaced.

        Upon satisfaction of the foregoing conditions, the Company shall instruct the Pass Through Trustees, and the Pass Through Trustees agree, to execute and deliver to the respective Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent
Agreement) together with a Notice of Replacement Withdrawal (as defined in the applicable Escrow and Paying Agent Agreement).

        Each of the parties hereto agrees, at the Company's request, to enter into any amendments to this Agreement, any Escrow and Paying Agent Agreement and any other Operative Documents as may be necessary or desirable to give effect to the replacement of a Depositary with a Replacement Depositary and the replacement of any Deposit Agreement with a Replacement Deposit Agreement.

        Upon the execution and delivery of a Replacement Deposit Agreement, the Replacement Depositary shall be deemed to be a Depositary with all of the rights and obligations of a Depositary hereunder and under the other Operative Documents and such Replacement Deposit Agreement shall be deemed to be a Deposit Agreement hereunder and under the other Operative Documents, except that the obligations of the replaced Depositary under the last sentence of Section 2.2 of the applicable Deposit Agreement shall remain in full force and effect notwithstanding the execution and delivery of such Replacement Deposit Agreement.

                      (b) State Street Bank and Trust Company of Connecticut, National Association, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in 49 U.S.C. ss. 40102(a)(15) and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon State Street Bank and Trust Company of Connecticut,
National Association giving any such notice, State Street Bank and Trust Company of Connecticut, National Association shall, subject to Section 8.02 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

               Section 6. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement. Notice to the Policy Provider shall be given at the address specified in the Policy Provider Agreement.

               Section 7. Expenses and Indemnity. (a) The Company agrees to pay to the Subordination Agent when due an amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series G Equipment Notes and Series C Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements.

                      (b) The Company agrees to pay to the Subordination Agent when due for application in accordance with the Intercreditor Agreement an amount or amounts equal to the fees payable to the Policy Provider under the Policy Fee Letter (as defined in the Policy Provider Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreement relating to the Class G Trust and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series G Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreement relating to the Class G Trust.

                      (c) So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay (i) to the Subordination Agent when due for application in accordance with the Intercreditor Agreement (A) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding, (B) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under
Section 3.07 of each Liquidity Facility minus Investment Earnings while such Non-Extension Advance shall be outstanding and (C) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, the Liquidity Facility or the Policy Provider Agreement and (iv) to the Subordination Agent when due for application in accordance with the Intercreditor Agreement all compensation and reimbursement of expenses and disbursements payable to the Policy Provider under Section 3.7(i) of the Intercreditor Agreement, and (v) in the event the Company requests any amendment to this Note Purchase Agreement or any Operative Document, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent, the Paying Agent and/or the Policy Provider in connection therewith. For purposes of this Section 7(c), the terms "Applied Downgrade Advance," "Applied Non-Extension Advance," "Downgrade Advance", "Investment Earnings" and "Non-Extension Advance" shall have the meanings specified in each Liquidity Facility.

                      (d) The Company hereby agrees to indemnify each of the Escrow Agent and the Paying Agent from and against, and agrees to protect, save and keep harmless each of them from any and all losses, claims and expenses imposed on, incurred by or asserted against each of them in any way relating to, based on or arising from the execution, delivery and performance of this Agreement, the Deposit Agreements or the Escrow and Paying Agent Agreements; provided, that the foregoing indemnity shall not extend to any of the Escrow Agent or the Paying Agent with respect to any loss, claim or expense to the extent such loss, claim or expense is attributable to (i) a breach by any such party of this Agreement, the Deposit Agreements or the Escrow and Paying Agent Agreements or (ii) such party's gross negligence or willful misconduct.

                      (e) The Company hereby agrees to indemnify the Policy Provider from and against, and agrees to protect, save and keep harmless the Policy Provider from any and all losses, claims and expenses imposed on, incurred by or asserted against the Policy Provider in any way relating to, based on or arising from the enforcement by the Policy Provider of its rights as a subrogee under the Escrow and Paying Agent Agreement for the Class G Trust ; provided, that the foregoing indemnity shall not extend to the Policy Provider with respect to any loss, claim or expense to the extent such loss, claim or expense is attributable to the Policy Provider's gross negligence or willful misconduct and provided further, that the Policy Provider shall have no claim against any "Indenture Estate" or "Trust Indenture Estate" (as such terms are defined in the Financing Agreements) for any payments under this Section 7(e).

               Section 8. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.

               Section 9. Miscellaneous. (a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.

                      (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustees and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agents and their successors as Escrow Agent under the applicable Escrow and Paying Agent Agreement, the Paying Agents and their successors as Paying Agent under the applicable Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

                      (c) This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Underwriters, AIFS and each of the beneficiaries of Section 7 hereof and the Policy Provider (as a third party beneficiary)) with any rights of any nature whatsoever against any of the parties hereto, and no person not a party hereto (other than the Underwriters, AIFS and each of the beneficiaries of Section 7 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

                      (d) For purposes of enforcement, the Policy Provider shall be an express third party beneficiary of this Agreement.

               Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                      [This space intentionally left blank.]



               IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                             US AIRWAYS, INC.


                             By: /s/ Jeffery A. McDougle
                                 -----------------------------------
                                 Name:  Jeffery A. McDougle
                                 Title: Vice President and Treasurer

                             Address:   2345 Crystal Drive, Arlington,
                                        VA 22227
                             Attention: Treasurer
                             Facsimile: (703) 872-5936


                             STATE STREET BANK AND TRUST COMPANY OF
                             CONNECTICUT, NATIONAL ASSOCIATION, not
                             in its individual capacity, except as
                             otherwise provided herein, but solely
                             as Pass Through Trustee


                             By: /s/ John G. Correia
                                 -------------------------------------
                                 Name:  John G. Correia
                                 Title: Assistant Vice President

                             Address:   225 Asylum Street
                                        Goodwin Square
                                        Hartford, CT 06103
                             Attention: Corporate Trust Administration
                             Facsimile: (860) 244-1889

                             with a copy to:
                                        State Street Bank and Trust Company
                                        2 Avenue de Lafayette, 6th Floor
                                        Boston, MA 02111
                             Attention: Corporate Trust Department
                             Facsimile: (617) 662-1461


                             STATE STREET BANK AND TRUST COMPANY OF
                             CONNECTICUT, NATIONAL ASSOCIATION, not
                             in its individual capacity, except as
                             otherwise provided herein, but solely
                             as Subordination Agent


                             By: /s/ John G. Correia
                                 -------------------------------------
                                 Name:  John G. Correia
                                 Title: Assistant Vice President

                             Address:   225 Asylum Street
                                        Goodwin Square
                                        Hartford, CT 06103
                             Attention: Corporate Trust Administration
                             Facsimile: (860) 244-1889

                             with a copy to:
                                        State Street Bank and Trust Company
                                        2 Avenue de Lafayette, 6th Floor
                                        Boston, MA 02111
                             Attention: Corporate Trust Department
                             Facsimile: (617) 664-1461


                             FIRST SECURITY BANK, NATIONAL
                             ASSOCIATION, as Escrow Agent


                             By: /s/ Brett R. King
                                --------------------------------------
                                 Name:  Brett R. King
                                 Title: Vice President

                             Address:   79 South Main Street
                                        Salt Lake City, UT 84111
                             Attention: Corporate Trust Department
                             Facsimile: (801) 246-5053


                             STATE STREET BANK AND TRUST
                             COMPANY OF CONNECTICUT, NATIONAL
                             ASSOCIATION, as Paying Agent


                             By: /s/ John G. Correia
                                 ------------------------------------
                                 Name:  John G. Correia
                                 Title: Assistant Vice President

                             Address:   225 Asylum Street
                                        Goodwin Square
                                        Hartford, CT 06103
                             Attention: Corporate Trust Administration
                             Facsimile: (860) 244-1889

                             with a copy to:
                                        State Street Bank and Trust Company
                                        2 Avenue de Lafayette, 6th Floor
                                        Boston, MA 02111
                             Attention: Corporate Trust Department
                             Facsimile: (617) 662-1461

                               SCHEDULE I TO
                          NOTE PURCHASE AGREEMENT

                    NEW AIRCRAFT AND SCHEDULED DELIVERY MONTHS


    New Aircraft           Expected          Manufacturer's     Scheduled
        Type          Registration Number    Serial Number    Delivery Month
    ------------      -------------------    --------------   --------------

   Airbus A319-112          N755US                1331        October, 2000
   Airbus A319-112          N756US                1340        October, 2000
   Airbus A319-112          N757UW                1342        October, 2000
   Airbus A319-112          N758US                1348        October, 2000
   Airbus A319-112          N760US                1354        November, 2000
   Airbus A319-112          N762US                1358        November, 2000
   Airbus A319-112          N763US                1360        November, 2000
   Airbus A319-112          N764US                1369        November, 2000
   Airbus A319-112          N765US                1371        November, 2000
   Airbus A319-112          N766US                1378        December, 2000
   Airbus A319-112          N767UW                1382        December, 2000
   Airbus A319-112          N768US                1389        December, 2000
   Airbus A319-112          N769US                1391        December, 2000
   Airbus A319-112          N770UW                1393        December, 2000
   Airbus A320-214          N122US                1298        September, 2000
   Airbus A320-214          N123UW                1310        October, 2000
   Airbus A320-214          N124US                1314        October, 2000
   Airbus A321-211          N161UW                1403        January, 2001
   Airbus A321-211          N162US                1412        January, 2001
   Airbus A321-211          N163US                1417        January, 2001
   Airbus A321-211          N164UW                1425        February, 2001
   Airbus A321-211          N165US                1431        February, 2001
   Airbus A321-211          N166US                1436        February, 2001



                               SCHEDULE II TO
                          NOTE PURCHASE AGREEMENT

                             Trust Supplements


Trust Supplement No. 2000-3G dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of US Airways Pass Through Trust, Series 2000-3G.

Trust Supplement No. 2000-3C dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of US Airways Pass Through Trust, Series 2000-3C.



                              SCHEDULE III TO
                          NOTE PURCHASE AGREEMENT

                             Deposit Agreements


Deposit Agreement (Class G) dated as of the Issuance Date between ABN AMRO Bank N.V., as Depositary and the Escrow Agent.

Deposit Agreement (Class C) dated as of the Issuance Date between ABN AMRO Bank N.V., as Depositary and the Escrow Agent.


                               SCHEDULE IV TO
                          NOTE PURCHASE AGREEMENT

                     Escrow and Paying Agent Agreements


          Escrow and Paying Agent Agreement (Class G) dated as of the Issuance Date among the Escrow Agent, the Underwriters, the Pass Through Trustee for the Class G Trust and the Paying Agent.

          Escrow and Paying Agent Agreement (Class C) dated as of the Issuance Date among the Escrow Agent, AIFS, the Pass Through Trustee for the Class C Trust and the Paying Agent.


                               SCHEDULE V TO
                          NOTE PURCHASE AGREEMENT

                          MANDATORY DOCUMENT TERMS


               The terms "Trust Indenture Form," "Lease Form" and
"Participation Agreement Form" shall have the respective meanings specified in Schedule VI to the Note Purchase Agreement.

               1. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Providers, the Policy Provider or the Loan Trustee, the Granting Clause of the applicable Trust Indenture Form so as to deprive the Note Holders of a first priority security interest in and mortgage lien on the applicable Aircraft, the rights of US Airways under the Aircraft Purchase Agreement to the extent assigned under the applicable Indenture and in the case of a Leased Aircraft Indenture, the applicable Lease or to eliminate any of the obligations intended to be secured thereby or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Loan Trustee the provisions of Article II or III or Sections 4.02, 4.03, 4.04, 5.02, 5.06, 9.01, 10.04, 10.11 or 10.12 of the applicable Trust
Indenture Form for the Leased Aircraft or Article II or III or Sections 4.02, 4.03, 4.04 5.02, 5.06, 10.01, 11.04, 11.11 or 11.12 of the Trust
Indenture Form for the Owned Aircraft.

               2. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Loan Trustee the provisions of Section 3(c)(v), the proviso to the first sentence of Section 3(e), 7(a)(1)(A), clause (6) of the final paragraph of Section 10(a), 18, 21, the penultimate sentence of Section 25 or Section 27 of the applicable Lease Form or otherwise modify the terms of the applicable Lease Form so as to deprive the Loan Trustee of rights expressly granted to the "Indenture Trustee" therein.

               3. In the case of the Basic Leased Aircraft Participation Agreement may not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Loan Trustee the provisions of Sections 4(a)(vi), 4(a)(ix)(1), 4(a)(ix)(2), 4(a)(ix)(3), 4(a)(ix)(4) (but
only to the extent relating to the representations and warranties set forth in Sections 6(a)(vi) and 6(a)(xv)), Sections 4(a)(x), 4(a)(xi) (to the extent such section requires special counsel for the Lessee to deliver an opinion relating to Section 1110 of the Bankruptcy Code), 4(a)(xii), 4(a)(xiii), 4(a)(xv) and 4(a)(xvi) so as to eliminate the requirement to deliver to the Loan Participant or the Loan Trustee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed), Sections 7(c), 7(h), the second sentence of Section 7(n), 7(q), 7(z), 14(f) or 14(h) of the applicable Participation Agreement Form or of the provisions of Section 7(d)(II)(E) of the applicable Participation Agreement Form as regards the rights of the Loan Trustee thereunder.

               4. In the case of the Special Leased Aircraft Participation Agreement, may not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Loan Trustee the provisions of Sections 4(a)(v), 4(a)(viii)(1), 4(a)(viii)(2), 4(a)(viii)(3),
4(a)(viii)(4) (but only to the extent relating to the representations and warranties set forth in Sections 6(a)(vi) and 6(a)(xv)), Sections 4(a)(ix), 4(a)(x) (to the extent such section requires special counsel for the Lessee to deliver an opinion relating to Section 1110 of the Bankruptcy Code), 4(a)(xi), 4(a)(xii), 4(a)(xiii) and 4(a)(xv) so as to eliminate the requirement to deliver to the Loan Participant or the Loan Trustee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed), Sections 7(c), 7(h), the second sentence of Section 7(l), 7(n), 7(w), 14(f) or 14(h) of the applicable Participation Agreement Form or of the provisions of Section 7(d)(II)(E) of the applicable Participation Agreement Form as regards the rights of the Loan Trustee thereunder.

               5. May not modify, in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider or the Loan Trustee, the definition of "Make-Whole Amount" in Annex A to the applicable Participation Agreement Form.

               Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided, however, that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Loan Trustee or the Certificate Holders. It is conclusively agreed that the terms provided in the Special Lease Forms marked as Exhibits A-1B, A-2B, A-3B, and A-5B to the Note Purchase Agreement are not materially less favorable to the Loan Trustees, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Pass Through Trustee, and the Note Holders than the comparable provisions in the Basic Lease Forms marked as Exhibits A-1A, A-2A, A-3A and A-5A to the Note Purchase Agreement.


                               SCHEDULE VI TO
                          NOTE PURCHASE AGREEMENT

                          MANDATORY ECONOMIC TERMS

                                  PART I:

             MANDATORY ECONOMIC TERMS OF THE SERIES G EQUIPMENT NOTES

OBLIGOR: (i) in the case of Equipment Notes issued under an Owned Aircraft Indenture, US Airways, Inc. or (ii) in the case of Equipment Notes issued under a Leased Aircraft Indenture, an Owner Trust.

PRINCIPAL AMOUNT OF SERIES G EQUIPMENT NOTES (ON AN AIRCRAFT-BY-AIRCRAFT BASIS): The principal amount of the Series G Equipment Notes issued with respect to an Aircraft must equal the principal amount of Series G Equipment Notes indicated for each such Aircraft as set forth in the Prospectus Supplement in "Prospectus Supplement Summary-Secured Promissory Notes and the Aircraft" under the column "Principal Amount of Series G Secured Promissory Notes."

PRINCIPAL AMOUNT OF SERIES C EQUIPMENT NOTES (ON AN AIRCRAFT-BY-AIRCRAFT BASIS): The principal amount of the Series C Equipment Notes issued with respect to an Aircraft must equal the principal amount of Series C Equipment Notes indicated for each such Aircraft as set forth in the Prospectus Supplement in "Prospectus Supplement Summary-Secured Promissory Notes and the Aircraft" under the column " Principal Amount of Series C Secured Promissory Notes."

LOAN TO AIRCRAFT VALUE RATIO OF EQUIPMENT NOTES (ON AN AIRCRAFT-BY-AIRCRAFT BASIS):

Loan to Aircraft Value Ratios on Regular Distribution Dates. The Loan to Aircraft Value Ratio for the Equipment Notes of each series for each Aircraft Type (computed (a) after aggregating the principal amount of all Equipment Notes that rank senior to the series of Equipment Notes for which the Loan to Aircraft Value is being calculated and (b) as of the date of the issuance of the Equipment Notes on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption) must not exceed, as of the issuance date of such Equipment Notes and any Regular Distribution Date after Equipment Notes are issued for that Aircraft Type (assuming no default in the payment of the Equipment Notes), the percentages set forth in the following table:

AIRCRAFT TYPE          SERIES G EQUIPMENT NOTES   SERIES C EQUIPMENT NOTES
-------------          ------------------------   ------------------------
Airbus A319-112                 46.7%                      62.0%
Airbus A320-214                 46.6%                      62.6%
Airbus A321-211                 51.0%                      67.1%

INITIAL AVERAGE LIFE OF EQUIPMENT NOTES (ON AN AIRCRAFT-BY-AIRCRAFT BASIS):

               Initial Average Life (in years) of the Series G Equipment Notes on any Aircraft must not be less than 10.0 years and the Average Life of the Series G Equipment Notes and the Series C Equipment Notes on any Aircraft will not extend beyond 11.3 years and 13.2 years, respectively from the Issuance Date.

INTEREST RATE FOR EQUIPMENT NOTES:

               The interest rate applicable to each series of Equipment Notes (the "Debt Rate") must be equal to the rate applicable to the Certificates issued by the corresponding Trust.

PAST DUE RATE APPLICABLE TO EQUIPMENT NOTES: Not less than Debt Rate plus 1% per annum.

AGGREGATE PRINCIPAL AMOUNT OF EQUIPMENT NOTES:

               At the Delivery Period Termination Date, the aggregate principal amount of all the Equipment Notes of each series will equal the original aggregate face amount of the Certificates issued by the corresponding Trust, without giving effect to any scheduled principal payments on such Equipment Notes but after giving effect to any reductions to the Pool Balance for such class of Certificates from Deposits for such Trust not used to purchase such Equipment Notes on or before such date.

PAYMENT DATES APPLICABLE TO EQUIPMENT NOTES:

               Payment dates will be March 1 and September 1, commencing on the first such date to occur after the issuance of each series of Equipment Notes.

MAKE-WHOLE AMOUNTS APPLICABLE TO EQUIPMENT NOTES:

               As provided in Article II of the form of Leased Aircraft Indentures marked as Exhibit A-3A and A-3B of the Note Purchase Agreement (each a "Leased Aircraft Indenture Form" and collectively, the "Leased Aircraft Indenture Forms") and Annex A attached thereto or the form of Owned Aircraft Indenture marked as Exhibit C-2 of the Note Purchase Agreement (the "Owned Aircraft Indenture Form," together with the Leased Aircraft Indenture Forms, the "Trust Indenture Forms") and Annex A attached thereto.

REDEMPTION AND PURCHASE OF EQUIPMENT NOTES:

               As provided in Article II of the applicable Trust Indenture
Form.


                                  PART II:

                   MANDATORY ECONOMIC TERMS OF THE CERTIFICATES

AVERAGE LIFE (IN YEARS)

               As of the Delivery Period Termination Date, the average life of the Class G Certificates and Class C Certificates must not be more than
10.9 years and 12.5 years, respectively, from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

LOAN TO AIRCRAFT VALUE RATIO FOR CERTIFICATES

               As of the Delivery Period Termination Date and each Regular Distribution Date thereafter, the Loan to Aircraft Value for the Certificates (computed (a) after aggregating the face amount of the class of Certificates that rank senior to the class of Certificates for which the Loan to Aircraft Value is being calculated and (b) as of any such date on the basis of the Assumed Appraised Value of all Aircraft that have been delivered and the Depreciation Assumption) must not exceed (assuming no default in the payment of the Equipment Notes and after giving effect to scheduled payments) 50.5% for the Class G Certificates and 63.6% for the Class C Certificates.

                      FINAL EXPECTED DISTRIBUTION DATE

Class G Certificates:  March 1, 2019
Class C Certificates:  March 1, 2022

                                 PART III:

                     MANDATORY ECONOMIC TERMS OF LEASE


TERM: The Basic Lease Term for each Lease shall expire by its terms on or after the latest maturity date of the related Equipment Notes.

LEASE PERIOD DATES            March 1 and September 1
(SOMETIMES REFERRED TO AS
RENT PAYMENT DATES):

MINIMUM PAYMENTS:             Each installment of basic rent, together with
                              any advances or payments by Lessee and any payments of deferred equity amounts by an Owner Participant under a Lease and the related agreements must be sufficient for the Owner Trustee to pay in full, on the date on which such installment of basic rent, advance, other payment or deferred equity is due, any payments scheduled to be made on account of principal of, and interest on, the related Equipment Notes. If an Owner
                              Participant is required to make a deferred equity payment to be used by an Owner Trustee to pay principal of, and interest on, the Equipment Notes and the Owner Participant fails to make the payment, Lessee will be required to provide the Owner Trustee with funds sufficient to make the payment.

TERMINATION VALUE             Termination Values (or other comparable
(SOMETIMES REFERRED TO AS     termination amounts), together with all other
STIPULATED LOSS VALUES OR     amounts payable by Lessee upon termination of any
TERMINATION AMOUNTS):         Lease, and the amount of premium, if any, payable
                              by the Owner Trustee, must be sufficient to pay amounts due with respect to the related
                              Equipment Notes.

ALL-RISK HULL INSURANCE:      Not less than Termination Value (or, other
                              comparable termination amount), subject to
                              Lessee's right to self-insure on terms no more favorable to Lessee in any material respect than those set forth in Section 11(d) of the applicable Lease Form.

MINIMUM LIABILITY             As set forth in Section 11 of the applicable
INSURANCE AMOUNT:             Lease Form.

PAST DUE RATE:                Not less than (i) with respect to any portion
                              of any payment of Rent that may be required by the Trust Indenture to be paid by the Loan
                              Trustee to the holders of any outstanding
                              Equipment Notes, a rate per annum equal to 1% over the interest rate then in effect for such Equipment Notes, and (ii) with respect to the remaining portion of any payment of Rent (and the entire amount of any payment of Rent after the satisfaction and discharge of the applicable Trust Indenture), a rate per annum equal to 1% over the rate of interest publicly announced by The Chase Manhattan
                              Bank, (or other major commercial banking institutions) in New York, New York from time to time as its base rate of interest.


                                  PART IV:

          MANDATORY ECONOMIC TERMS FOR THE PARTICIPATION AGREEMENT

               Loan Trustee, Subordination Agent, Liquidity Provider, the Policy Provider, Pass Through Trustees and Note Holders shall be indemnified against Expenses and Taxes in a manner not materially less favorable to the Loan Trustees, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Pass Through Trustees and the Note Holders than that set forth in Section 6 of the form of the Basic Participation Agreement (the "Basic Participation Agreement Form") marked as Exhibit A-1A to the Note Purchase Agreement for the Leased Aircraft or as Exhibit C-1 to the Note Purchase Agreement for the Owned Aircraft, it being conclusively agreed that the terms of the indemnification provided by the Lessee in the Special Leased Aircraft Participation Agreement Form marked as Exhibit A-1B to the Note Purchase Agreement are not materially less favorable to the Loan Trustees, the Subordination Agent, the Liquidity Provider, the Policy Provider, the Pass Through Trustees and the Note Holders than the terms of the indemnification in the Basic Leased Aircraft Participation Agreement Form.


                              SCHEDULE VII TO
                          NOTE PURCHASE AGREEMENT

                      AGGREGATE AMORTIZATION SCHEDULE



                               CLASS G TRUST                       CLASS C TRUST
                              PROMISSORY NOTES                      PROMISSORY
                                  SCHEDULED        CLASS G TRUST   NOTES SCHEDULED      CLASS C TRUST
                                 PAYMENTS OF         EXPECTED        PAYMENT OF            EXPECTED
           DATE                   PRINCIPAL         POOL FACTOR      PRINCIPAL            POOL FACTOR

March 1, 2001..............   $           0.00        1.0000000     $        0.00           1.0000000
September 1, 2001..........       4,384,184.26        0.9910734      1,168,382.24           0.9925606
March 1, 2002..............      11,292,907.79        0.9680799      2,973,974.68           0.9736246
September 1, 2002..........       9,014,028.20        0.9497264      1,791,285.54           0.9622191
March 1, 2003..............      14,457,027.99        0.9202905      5,751,609.11           0.9255972
September 1, 2003..........       5,849,914.46        0.9083794      1,168,382.24           0.9181579
March 1, 2004..............      16,008,920.99        0.8757837      9,821,844.59           0.8556199
September 1, 2004..........       4,298,021.46        0.8670325      1,168,382.24           0.8481805
March 1, 2005..............      16,008,920.99        0.8344367     10,295,004.46           0.7826298
September 1, 2005..........       4,298,021.46        0.8256855      1,168,382.24           0.7751904
March 1, 2006..............      20,395,642.20        0.7841579      8,203,450.57           0.7229571
September 1, 2006..........       4,298,021.46        0.7754067      1,168,382.24           0.7155177
March 1, 2007..............      23,071,155.22        0.7284316      4,978,681.47           0.6838173
September 1, 2007..........       4,298,021.46        0.7196804      1,168,382.24           0.6763779
March 1, 2008..............      23,393,915.79        0.6720480      2,973,974.68           0.6574419
September 1, 2008..........       4,298,021.46        0.6632968      1,168,382.24           0.6500025
March 1, 2009..............      22,485,191.46        0.6175147      2,973,974.68           0.6310665
September 1, 2009..........       4,298,021.46        0.6087635      1,168,382.24           0.6236272
March 1, 2010..............      18,004,466.85        0.5721046      2,973,974.68           0.6046912
September 1, 2010..........       4,298,021.46        0.5633534      1,168,382.24           0.5972518
March 1, 2011..............      18,063,779.26        0.5265737      2,973,974.68           0.5783158
September 1, 2011..........       4,298,021.46        0.5178225      1,168,382.24           0.5708764
March 1, 2012..............      18,656,222.92        0.4798366      2,973,974.68           0.5519404
September 1, 2012..........       4,298,021.46        0.4710854      1,168,382.24           0.5445011
March 1, 2013..............      21,849,925.26        0.4265968      2,973,974.68           0.5255651
September 1, 2013..........       4,298,021.46        0.4178456      1,168,382.24           0.5181257
March 1, 2014..............      21,424,887.60        0.3742224      2,973,974.68           0.4991897
September 1, 2014..........       4,298,021.46        0.3654711      1,168,382.24           0.4917503
March 1, 2015..............      21,993,159.43        0.3206909      2,973,974.68           0.4728143
September 1, 2015..........       4,298,021.46        0.3119397      1,168,382.24           0.4653750
March 1, 2016..............      31,690,309.32        0.2474150      2,973,974.68           0.4464390
September 1, 2016..........       5,730,695.28        0.2357468      1,557,842.99           0.4365198
March 1, 2017..............      27,419,401.06        0.1799181      6,496,139.37           0.3951574
September 1, 2017..........       5,730,695.28        0.1682499      1,557,842.99           0.3852382
March 1, 2018..............      19,508,726.98        0.1285281      3,965,299.57           0.3599902
September 1, 2018..........       5,730,695.28        0.1168599      1,557,842.99           0.3500710
March 1, 2019..............      57,393,968.57        0.0000000     12,853,799.78           0.2682279
September 1, 2019..........               0.00        0.0000000      1,557,842.99           0.2583087
March 1, 2020..............               0.00        0.0000000      9,483,601.28           0.1979244
September 1, 2020..........               0.00        0.0000000      1,557,842.99           0.1880052
March 1, 2021..............               0.00        0.0000000     10,229,683.30           0.1228704
September 1, 2021..........               0.00        0.0000000      1,947,303.74           0.1104715
March 1, 2022..............               0.00        0.0000000     17,349,984.05           0.0000000
September 1, 2022..........               0.00        0.0000000              0.00           0.0000000



                                 ANNEX A TO
                          NOTE PURCHASE AGREEMENT

                                DEFINITIONS


               "Act" means 49 U.S.C.ss.ss.40101-46507.

               "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

               "AIFS" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

               "Aircraft Financing Letter Agreement" means the Aircraft Financing Letter Agreement, dated as of October 31, 1997 between AVSA, S.A.R.L., the Company and US Airways Group, Inc., as the same may be amended or otherwise supplemented from time to time.

               "Aircraft Purchase Agreement" means the Purchase Agreement dated as of October 31, 1997, between US Airways Group, Inc. and the Seller (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement), as the same may be amended or otherwise supplemented from time to time.

               "Aircraft Purchase Agreement Assignment" means a Purchase Agreement Assignment substantially in the form of Exhibit A-4 for Leased Aircraft, and Exhibit C-3 for Owned Aircraft, to the Note Purchase Agreement.

               "Assumed Amortization Schedule" means Schedule VII to the Note Purchase Agreement.

               "Average Life Date" means, for any Equipment Note, the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.

               "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.ss.ss.101 et seq.

               "Basic Pass Through Trust Agreement" means the Pass Through Trust Agreement, dated as of October 5, 2000 between the Company and the Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

               "Business Day" means any day, other than a Saturday, Sunday or other day on which insurance companies or commercial banks in New York, New York, or commercial banking institutions in Pittsburgh, Pennsylvania and in the cities in which the Corporate Trust Office of the Subordination Agent or any Loan Trustee or the fiscal agent of the Policy Provider or the office of the Policy Provider are located are authorized or required by law or executive order to close.

               "Certificate" has the meaning set forth in the second recital to the Note Purchase Agreement.

               "Certificate Holder" means the Person in whose name a Certificate is registered in the Register.

               "Class" means the class of Certificates issued by each Pass Through Trust.

               "Class C Certificates" means the Class C Certificates issued by the US Airways Pass Through Trust, Series 2000-3C.

               "Class C Purchase Agreement" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

               "Class C Trust" means the US Airways Pass Through Trust, Series 2000-3C formed pursuant to the Basic Pass Through Trust Agreement and Class C Trust Supplement.

               "Class C Trust Supplement" means the Trust Supplement No. 2000-3C, dated as of November 2, 2000, between the Company and the Pass Through Trustee for the Class C Trust, as such supplement may be supplemented, amended or modified.

               "Class G Certificates" means the Class G Certificates issued by the US Airways Pass Through Trust, Series 2000-3G.

               "Class G Trust" means the US Airways Pass Through Trust, Series 2000-3G formed pursuant to the Basic Pass Through Trust Agreement and the Class G Trust Supplement.

               "Class G Trust Supplement" means the Trust Supplement No. 2000-3G, dated as of November 2, 2000, between the Company and the Pass Through Trustee for the Class G Trust, as such supplement may be supplemented, amended or modified.

               "Closing Date" means the Business Day on which a closing occurs under the Financing Agreements.

               "Company" means US Airways, Inc., a Delaware corporation and its successors and permitted assigns.

               "Cut-Off Date" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

               "Delivery Period Termination Date" means the earlier of (a) July 1, 2001, and (b) the date on which Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

               "Deposit" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

               "Deposit Agreement" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

               "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") were issued, minus the Non-Premium Amount, and in the case of the Class C Certificates, the Par Redemption Amount (without duplication), on each remaining Regular Distribution Date for such Class of Certificates under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 220 basis points in the case of the Class G Certificates and 270 basis points in the case of the Class C Certificates over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates, minus the Non-Premium Amount, and in the case of the Class C Certificates, the Par Redemption Amount (without duplication), plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date).

               "Depositary" means ABN AMRO Bank N.V., acting through its Chicago branch.

               "Depositary Threshold Rating" means, with respect to the Depositary or any Replacement Depositary, short-term unsecured rating of A-1+ from Standard & Poor's and P-1 from Moody's.

               "Equipment Notes" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

               "Escrow Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

               "Escrow and Paying Agent Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

               "FAA" means the Federal Aviation Administration of the United States.

               "Final Withdrawal" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.2 thereof.

               "Financing Agreements" means, collectively, the Lease Financing Agreements and the Owner Financing Agreements.

               "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or relating to the observance or performance of the obligations of any of the parties to the Operative Documents.

               "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System.

               "Indentures" means, collectively, the Leased Aircraft Indentures and the Owned Aircraft Indentures.

               "Intercreditor Agreement" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

               "Issuance Date" means the date of the original issuance of the Certificates.

               "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and
(b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

               "Lease" means a Lease Agreement substantially in the form of either Exhibit A-2A (Basic Lease Form) or Exhibit A-2B (Special Lease Form) to the Note Purchase Agreement.

               "Lease Financing Agreements" means, collectively, the Leased Aircraft Purchase Agreement Assignments, the Leased Aircraft Participation Agreements, the Leases, the Leased Aircraft Indentures, the Leased Aircraft French Pledge Agreements, the Equipment Notes issued under a Leased Aircraft Indenture and each Trust Agreement relating to the financing of a Leased Aircraft.

               "Lease Period" has the meaning set forth in the Participation Agreement.

               "Leased Aircraft" means a New Aircraft subject to a Lease.

               "Leased Aircraft French Pledge Agreement" means a French Pledge Agreement substantially in the form of Exhibit A-6 to the Note Purchase Agreement.

               "Leased Aircraft Indenture" means a Trust Indenture and Security Agreement substantially in the form of either Exhibit A-3A or Exhibit A-3B to the Note Purchase Agreement.

               "Leased Aircraft Participation Agreement" means a
Participation Agreement substantially in the form of either Exhibit A-1A or Exhibit A-1B to the Note Purchase Agreement.

               "Liquidity Facility" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

               "Liquidity Provider" has the meaning set forth in the ninth recital to the Note Purchase Agreement.

               "Loan Trustee" means the "Indenture Trustee" as defined in the Financing Agreements.

               "Mandatory Document Terms" means the terms set forth on
Schedule V to the Note Purchase Agreement.

               "Mandatory Economic Terms" means the terms set forth on
Schedule VI to the Note Purchase Agreement.

               "Manufacturer" means Airbus Industrie, G.I.E., a "Groupement d'Interet Economique" established under "Ordonnance" No. 67-821 dated September 23, 1967, of the Republic of France.

               "New Aircraft" has the meaning set forth in the first recital to the Note Purchase Agreement.

               "Non-Premium Amount" means the amount equal to unused Deposits to be distributed due to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not occasioned by US Airways' fault or negligence. Deposits comprising Non-Premium Amounts will not be treated as unused Deposits in determining whether the unused Deposits exceed the Par Redemption Amount.

               "Note Purchase Agreement" means the Note Purchase Agreement to which this Annex A is attached.

               "Notice of Purchase Withdrawal" with respect to the Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

               "Operative Documents" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Policy Provider Agreement, the Policy, the Intercreditor Agreement, the Trust Agreements, the Equipment Notes, the Certificates and the Financing Agreements.

               "Owned Aircraft" means a New Aircraft subject to an Owned Aircraft Indenture.

               "Owned Aircraft French Pledge Agreement" means a French Pledge Agreement substantially in the form of Exhibit C-4 to the Note Purchase Agreement.

               "Owned Aircraft Indenture" means an Indenture and Security Agreement substantially in the form of Exhibit C-2 to the Note Purchase Agreement.

               "Owned Aircraft Participation Agreement" means a
Participation Agreement substantially in the form of Exhibit C-1 to the Note Purchase Agreement.

               "Owner Financing Agreements" means, collectively, the Owned Aircraft Purchase Agreement Assignment, the Owned Aircraft Participation Agreement, the Owned Aircraft Indenture, the Owned Aircraft French Pledge Agreement and the Equipment Notes issued thereunder relating to the financing of an Owned Aircraft.

               "Owner Participant" means, with respect to any Leased Aircraft, the Person named as the Owner Participant in the applicable Participation Agreement with respect to such Leased Aircraft.

               "Owner Trust" means with respect to any Leased Aircraft, the trust created by the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

               "Owner Trustee" means with respect to any Leased Aircraft, the "Owner Trustee" party to the "Trust Agreement" referred to in the applicable Leased Aircraft Indenture related thereto.

               "Par Redemption Amount" means (x) in the case where the unused Deposits are returned due to the fault or negligence of the Company, $0 and (y) in all other cases $16,000,000.

               "Participation Agreements" means, collectively, the Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements.

               "Pass Through Trust" has the meaning set forth in the second recital to the Note Purchase Agreement.

               "Pass Through Trust Agreement" or Pass Through Trust Agreements" means each of the two separate Trust Supplements, each dated as of the Issuance Date, together with the Basic Pass Through Trust Agreement and by and between the Company and the applicable Pass Through Trustee.

               "Pass Through Trustee" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

               "Paying Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

               "Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

               "Policy" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

               "Policy Provider Obligations" has the meaning specified in the Intercreditor Agreement.

               "Policy Provider" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

               "Policy Provider Agreement" has the meaning set forth in the tenth recital to the Note Purchase Agreement.

               "Qualified Owner Participant" has the meaning set forth in Annex A to the Leased Aircraft Participation Agreement.

               "Rating Agencies" means, collectively, at any time, each nationally recognized rating agency that have been requested by the Company to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agencies will be Moody's Investors Service and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

               "Rating Agency Confirmation" means, with respect to (i) any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement or with respect to a Substitute Aircraft or (ii) the length of the period between the delivery of a New Aircraft and its Scheduled Closing Date, a written confirmation from each of the Rating Agencies that the use of such Financing Agreement with such modifications or the substituting of such Substitute Aircraft for a New Aircraft or the length of such period, either of which of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates (without regard to the Policy) or (ii) a withdrawal or suspension of the rating of any Class of Certificates, in each case, without reference to the Policy.

               "Register" means the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to each Pass Through Trust.

               "Registration Agreement" means the Registration Agreement, dated November 2, 2000, made by the Company, and confirmed and accepted by AIFS, in respect of the 8.39% Pass Through Certificates, Series 2000-3C, as such Registration Agreement may be amended, modified and supplemented from time to time in accordance with the provisions thereof.

               "Regular Distribution Dates" shall mean March 1 and September 1 of each year, commencing March 1, 2001.

               "Remaining Weighted Average Life" means, on a given date with respect to any Equipment Note, the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note, including the payment due on the maturity of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

               "Replacement Depositary" has the meaning set forth in
Section 5(a)(vii) of the Note Purchase Agreement.

               "Replacement Deposit Agreement" means, for any Class of Certificates, a deposit agreement substantially in the form of any Deposit Agreement to be replaced for any Class of Certificates as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for such Class of Certificates (before the downgrading of such ratings, if any, as a result of the downgrading of the Depositary and without regard to the Policy).

               "Section 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

               "Seller" means AVSA, S.A.R.L., a societe a responsabilite limitee organized and existing under the laws of the Republic of France and its successors and permitted assigns.

               "Series C Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C" thereunder.

               "Series G Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series G" thereunder.

               "Subordination Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

               "Substitute Aircraft" has the meaning set forth in Section 2(g) of the Note Purchase Agreement.

               "Substitute Closing Date" has the meaning set forth in
Section 2(e) of the Note Purchase Agreement.

               "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

               "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

               "Treasury Yield" means, as of any date of determination, with respect to any Equipment Note (utilizing the Assumed Amortization Schedule applicable thereto), the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

               "Triggering Event" has the meaning assigned to such term in the Intercreditor Agreement.

               "Trust Agreement" means a Trust Agreement substantially in the form of either Exhibit A-5A or Exhibit A-5B to the Note Purchase Agreement.

               "Trust Supplement" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Certificates of a class,
(ii) the issuance of the Certificates of such class representing fractional undivided interests in such trust is authorized and (iii) the terms of the Certificates of such class are established.

               "Underwriters" has the meaning set forth in the third recital to the Note Purchase Agreement.


                                EXHIBIT A-1A
                          NOTE PURCHASE AGREEMENT

           FORM OF BASIC LEASED AIRCRAFT PARTICIPATION AGREEMENT

                             [FILED SEPARATELY]



                                EXHIBIT A-1B
                          NOTE PURCHASE AGREEMENT

          FORM OF SPECIAL LEASED AIRCRAFT PARTICIPATION AGREEMENT

                             [FILED SEPARATELY]



                              EXHIBIT A-2A TO
                          NOTE PURCHASE AGREEMENT

                            FORM OF BASIC LEASE

                             [FILED SEPARATELY]



                              EXHIBIT A-2B TO
                          NOTE PURCHASE AGREEMENT

                           FORM OF SPECIAL LEASE

                             [FILED SEPARATELY]



                              EXHIBIT A-3A TO
                          NOTE PURCHASE AGREEMENT

                  FORM OF BASIC LEASED AIRCRAFT INDENTURE


                             [FILED SEPARATELY]



                              EXHIBIT A-3B TO
                          NOTE PURCHASE AGREEMENT

                 FORM OF SPECIAL LEASED AIRCRAFT INDENTURE

                             [FILED SEPARATELY]



                               EXHIBIT A-4 TO
                          NOTE PURCHASE AGREEMENT

           FORM OF LEASED AIRCRAFT PURCHASE AGREEMENT ASSIGNMENT

                             [FILED SEPARATELY]



                              EXHIBIT A-5A TO
                          NOTE PURCHASE AGREEMENT

                       FORM OF BASIC TRUST AGREEMENT

                             [FILED SEPARATELY]



                              EXHIBIT A-5B TO
                          NOTE PURCHASE AGREEMENT

                      FORM OF SPECIAL TRUST AGREEMENT

                             [FILED SEPARATELY]



                               EXHIBIT A-6 TO
                          NOTE PURCHASE AGREEMENT

              FORM OF LEASED AIRCRAFT FRENCH PLEDGE AGREEMENT

                             [FILED SEPARATELY]



                                EXHIBIT B TO
                          NOTE PURCHASE AGREEMENT

                           FORM OF CLOSING NOTICE



                                 EXHIBIT B
                               Closing Notice


                                                     Dated as of __________


To each of the addressees listed
 in Schedule A hereto

               Re: Closing Notice in Accordance with Note Purchase Agreement Referred to below

Gentlemen:

               Reference is made to the Note Purchase Agreement, dated as of November 2, 2000 among US Airways, Inc. (the "Company"), State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee under the Pass Through Trust Agreements (as defined therein) (the "Pass Through Trustee"), State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent (the "Subordination Agent"), First Security Bank, National Association, as Escrow Agent (the "Escrow Agent") and State Street Bank and Trust Company of Connecticut, National Association, as Paying Agent (the "Paying Agent") (as in effect from time to time, the "Note Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

               Pursuant to Section 2(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Airbus
[A319][A320][A321] aircraft with manufacturer's serial number __________ (the "Aircraft"), of the following:

               1. The Company has elected to treat the Aircraft as [a Leased Aircraft] [an Owned Aircraft];

               2. The Scheduled Closing Date for the financing of the Aircraft is __________; and

               3. The aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees, on the Closing Date, in connection with the financing of such Aircraft is as follows: The Class G Trustee shall purchase Series G Equipment Notes in the amount of $__________ and the Class C Trustee shall purchase Series C Equipment Notes in the amount of $__________.

               The Company hereby instructs the Class G Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of __________ and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

               The Company hereby instructs the Class C Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of __________ and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

               The Company hereby instructs each Pass Through Trustee to
(i) purchase Equipment Notes of each series and in an amount set forth opposite such Pass Through Trustee in clause (3) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re-deposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.

               The Company hereby instructs each Pass Through Trustee to
(a) enter into the Participation Agreement dated as of __________ among the Company, as Lessee, the Subordination Agent, the Pass Through Trustees, State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee and Loan Participant, First Security Bank, National Association, as Owner Trustee and __________, as Owner Participant, (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.

               [The Company hereby certifies that the Owner Participant with respect to the Aircraft is not an Affiliate of the Company and is (A) a Qualified Owner Participant or (B) a Person the obligations of which under the Financing Agreements are guaranteed by a Qualified Owner Participant.]1

                                            Yours faithfully,

                                            US Airways, Inc.


                                            By:_______________________
                                               Name:
                                               Title:



                                 SCHEDULE A

State Street Bank and Trust Company
of Connecticut, National Association, as
Pass Through Trustee, Subordination
Agent and Paying Agent
225 Asylum Street
Goodwin Square
Hartford, CT 06103
Attention: Corporate Trust Administration
Facsimile: (860) 244-1889

with a copy to:
State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
Boston, MA 02111
Attention: Corporate Trust Department
Facsimile: (617) 662-1461

First Security Bank, National Association, as Escrow Agent
79 South Main Street
Salt Lake City, UT 84111
Attention: Corporate Trust Department
Facsimile: (801) 246-5053

Standard & Poor's Ratings Services
55 Water Street, 39th Floor
New York, New York 10041
Attention: Philip Baggaley
Facsimile: (212) 412-0540

Moody's Investors Service
99 Church Street
New York, New York 10007
Attention: Robert Jankowitz
Facsimile: (212) 553-4600

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio
           Management, Structured Finance
Facsimile: (914) 765-3810



                                                                    Annex A


                           WITHDRAWAL CERTIFICATE


First Security Bank, National Association,
as Escrow Agent
79 South Main Street
Salt Lake City, UT  84111
Attention:  Corporate Trust Services
Telecopier:  (801) 246-5053

Ladies and Gentlemen:

               Reference is made to the Escrow and Paying Agent Agreement (Class G), dated as of November 2, 2000 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.2(c) of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at __________.

               Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

                                    Very truly yours,

                                    STATE STREET BANK AND TRUST COMPANY OF
                                    CONNECTICUT, NATIONAL ASSOCIATION, not
                                    in its individual capacity by solely as
                                    Pass Through Trustee


                                    By:_____________________________________
                                    Name:
                                    Title:


Dated as of __________





                           WITHDRAWAL CERTIFICATE


First Security Bank, National Association,
as Escrow Agent
79 South Main Street
Salt Lake City, UT  84111
Attention:  Corporate Trust Services
Telecopier:  (801) 246-5053

Ladies and Gentlemen:

               Reference is made to the Escrow and Paying Agent Agreement (Class C), dated as of November 2, 2000 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.2(c) of the Agreement, please execute the attached Notice of Withdrawal and immediately transmit by facsimile to the Depositary, at __________.

               Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

                                    Very truly yours,

                                    STATE STREET BANK AND TRUST COMPANY OF
                                    CONNECTICUT, NATIONAL ASSOCIATION, not
                                    in its individual capacity by solely as
                                    Pass Through Trustee


                                    By:____________________________________
                                    Name:
                                    Title:


Dated as of __________


                                                                  Exhibit A

                       NOTICE OF PURCHASE WITHDRAWAL


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Tom Peterson
Telecopier:  (312) 606-8425

Ladies and Gentlemen:

         Reference is made to the Deposit Agreement (Class G) dated as of November 2, 2000 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and ABN AMRO Bank N.V., acting through its Chicago Branch, as Depositary (the "Depositary").

         In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[__________], Account No. [__________].

         The undersigned hereby directs the Depositary to pay [a portion of]1the proceeds of the Deposit [in an amount equal to $_____]1 to _______________, Account No. __________, Reference: __________ on
_______________, _____, [and to re-deposit the remaining proceeds of the Deposit with the Depositary as a new deposit pursuant to Section 2.4 of the Deposit Agreement, in each case](1) upon the telephonic request of a representative of the Pass Through Trustee.


                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, as Escrow Agent


                                    By_______________________________________
                                    Name:
                                    Title:

Dated:___________, ____


--------
1 Use bracketed language if entire Deposit will not be used to purchase Equipment Notes.




                                                                  Exhibit A

                       NOTICE OF PURCHASE WITHDRAWAL


ABN AMRO BANK N.V.
135 South LaSalle Street
Chicago, Illinois  60603
Attention:  Tom Peterson
Telecopier:  (312) 606-8425

Ladies and Gentlemen:

           Reference is made to the Deposit Agreement (Class C) dated as of November 2, 2000 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and ABN AMRO Bank N.V., acting through its Chicago Branch, as Depositary (the "Depositary").

           In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[__________], Account No. [__________].

           The undersigned hereby directs the Depositary to pay [a portion of]2the proceeds of the Deposit [in an amount equal to $_____]1 to _______________, Account No. __________, Reference: __________ on
_______________, _____, [and to re-deposit the remaining proceeds of the Deposit with the Depositary as a new deposit pursuant to Section 2.4 of the Deposit Agreement, in each case](1) upon the telephonic request of a representative of the Pass Through Trustee.


                                    FIRST SECURITY BANK, NATIONAL
                                    ASSOCIATION,
                                    as Escrow Agent


                                    By__________________________________
                                    Name:
                                    Title:

Dated:___________, ____


--------
2 Use bracketed language if entire Deposit will not be used to purchase Equipment Notes.




                               EXHIBIT C-1 TO
                          NOTE PURCHASE AGREEMENT

               FORM OF OWNED AIRCRAFT PARTICIPATION AGREEMENT

                             [FILED SEPARATELY]



                               EXHIBIT C-2 TO
                          NOTE PURCHASE AGREEMENT

                      FORM OF OWNED AIRCRAFT INDENTURE

                             [FILED SEPARATELY]



                               EXHIBIT C-3 TO
                          NOTE PURCHASE AGREEMENT

            FORM OF OWNED AIRCRAFT PURCHASE AGREEMENT ASSIGNMENT

                             [FILED SEPARATELY]



                               EXHIBIT C-4 TO
                          NOTE PURCHASE AGREEMENT

               FORM OF OWNED AIRCRAFT FRENCH PLEDGE AGREEMENT

                             [FILED SEPARATELY]